UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 2, 2012, Pacira Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Pacira Pharmaceuticals, Inc., a California corporation and wholly-owned subsidiary of the Company, entered into a loan and security agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company (the “Lender”), under which it may borrow up to a total of $27.5 million (the “Loan Facility”). The interest rate for the Loan Facility is 9.75% per annum.

The Company expects to use the proceeds from the loan to repay its outstanding indebtedness to Hercules Technology Growth Capital and for general corporate purposes. Payments under the Loan Agreement are interest-only in arrears until December 2013, followed by 30 equal monthly payments of principal and interest.  In addition, a final payment equal to 6% of the Loan Facility will be due on the final payment date, or such earlier date as specified in the Loan Agreement.

The Company’s obligations under the Loan Agreement are secured by a first priority security interest in substantially all of its assets, other than its intellectual property. The Company has also agreed not to pledge or otherwise encumber its intellectual property assets, except to the extent the intellectual property constitutes royalty collateral, as such terms are defined in the Loan Agreement and except as otherwise provided in the Loan Agreement.

The Company paid the Lender a facility fee of $275,000. In addition, if the Company repays all or a portion of the Loan Facility prior to maturity, it will pay the Lender a prepayment fee based on a percentage of the then outstanding principal balance equal to: 3.00% if the prepayment occurs prior to or on the first anniversary of the funding date, 2.00% if the prepayment occurs after the first anniversary of the funding date but prior to or on the second anniversary of the funding date, or 1.00% if the prepayment occurs after the second anniversary of the funding date.

The Loan Agreement includes customary affirmative and restrictive covenants for transactions of this type, and does not include any covenants to attain or maintain certain financial metrics or thresholds.  The Loan Agreement also includes customary events of default, including the following events of default:  payment defaults, breaches of covenants, judgment defaults, cross defaults to certain other contracts, the occurrence of certain events under the Company’s royalty agreements, certain events with respect to governmental approvals if such events could cause a material adverse change, a material impairment in the perfection or priority of Lender’s security interest or in the value of the collateral, a material adverse change in the business, operations or condition of the Company or any of its subsidiaries and a material impairment of the prospect of repayment of the loans. Upon the occurrence of an event of default, an increase in the interest rate of an additional 5.00% may be applied to the outstanding loan balance and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued to the Lender warrants (the “Warrants”) that are exercisable for an aggregate of 162,885 shares of its common stock at a per share exercise price of $10.97.  Each Warrant may be exercised on a cashless basis in whole or in part. The Warrants will terminate on the earlier of ten years from the issuance date or the closing of certain merger or consolidation transactions in which the consideration is cash or stock of a publicly traded acquiror, or a combination thereof.

The descriptions of the Loan Agreement and Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and form of Warrants, copies of which will be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 1.02.              Termination of a Material Definitive Agreement.

On May 2, 2012, using approximately $25.1 of borrowings under the Loan Agreement, the Company repaid in full its $26.3 million credit facility (the “Hercules Credit Facility”) with Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P., as lenders and the Hercules Credit Facility was terminated.  In connection with such termination, the Company prepaid the remaining principal amount of approximately $24.2 million and paid certain prepayment fees and an end of term charge in the aggregate amount of approximately $0.9.

The term loan under the Hercules Credit Facility had been comprised of two tranches, Tranche A and Tranche B. The Tranche A portion of the term loan was comprised of $11.3 million in principal and carried a floating per annum interest rate equal to 11.00% plus the amount, if any, by which the prime rate exceeded 4.00%. The Tranche B portion of the term loan was comprised of

$15.0 million in principal and carried a floating per annum interest rate equal to 12.65% plus the amount, if any, by which the prime rate exceeded 4.00%.  The Hercules Credit Facility provided for an “interest only period” when no principal amounts were due and payable. The interest only period ran through February 28, 2012. Following the end of the interest only period, the term loan was to be repaid in 33 monthly installments of principal and interest beginning on March 1, 2012.

As further consideration to the lenders to provide the term loan to us under the Hercules Credit Facility, we previously issued to the lenders a warrant to purchase 178,986 shares of our common stock.

The Hercules Credit Facility had been secured by a first priority lien on substantially all of our assets other than the assets that secure our obligations under our Amended and Restated Royalty Interests Assignment Agreement with Paul Capital Advisors LLC.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lender engaged any investment advisors with respect to the sale and issuance of the Warrants, and no finders’ fees were paid to any party in connection therewith.  The sale and issuance of the Warrants was made in reliance on Rule 506 promulgated under the Securities Act of 1933, as amended, and was made without general solicitation or advertising. The Lender represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment.

Item 8.01. Other Events.

The Company issued a press release on May 3, 2012 announcing the entry into the Loan Agreement described in Item 1.01 above. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 3, 2012